Filed with the Securities and Exchange Commission on August 6, 1997.
                                     Securities Act Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CLUCKCORP INTERNATIONAL, INC.
                          -----------------------------
                            (Exact Name of Registrant
                          As Specified In Its Charter)

          Texas                          5812                    76-0406417
-----------------------------   ---------------------------      ------------
    (State or other            (Primary Standard Industrial     (IRS Employer
jurisdiction of incorporation     Classification Code No.)       I.D. Number)
      or organization)

                          1250 N.E. Loop 410, Suite 335
                            San Antonio, Texas 78209
                                 (210) 824-2496
             ------------------------------------------------------
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                  William J. Gallagher, Chief Executive Officer
                          CluckCorp International, Inc.
                          1250 N.E. Loop 410, Suite 335
                            San Antonio, Texas 78209
                                 (210) 824-2496
               --------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                        Copies of all communications to:

                               Gary A. Agron, Esq.
                           Law Office of Gary A. Agron
                           5445 DTC Parkway, Suite 520
                            Englewood, Colorado 80111
                                 (303) 770-7254
                              (303) 770-7257 (fax)

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Offering.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                      (ii)


                                          CALCULATION OF REGISTRATION FEE
==============================================================================================================
  Title of each class of           Amount to be           Proposed             Proposed             Amount of
securities to be registered         registered             maximum              maximum           registration
                                                       offering price          aggregate               fee
                                                         per unit(1)           offering
                                                                               price(1)
--------------------------------------------------------------------------------------------------------------
Common Stock, no par                 2,300,000              $3.78             $ 8,694,000            $2,635
value, underlying IPO                 Shares
Common Stock Purchase
Warrants
--------------------------------------------------------------------------------------------------------------
Common Stock, no par                  329,280               $3.78             $ 1,244,678             $ 377
value, underlying other               Shares
Common Stock Purchase
Warrants
--------------------------------------------------------------------------------------------------------------
Common Stock, no par                  100,000               $3.78             $   378,000             $ 115
value per share, under-               Shares
lying Representative's
Common Stock Purchase
Warrants
--------------------------------------------------------------------------------------------------------------
Common Stock Purchase                 200,000               $1.16             $   232,000             $  71
Warrants Underlying                  Warrants
Representative's
Warrant to Purchase
Warrants
--------------------------------------------------------------------------------------------------------------
Common Stock, no par                  200,000               $3.78             $   756,000              $ 229
value, underlying                     Shares
Common Stock Purchase
Warrants underlying
Representative's Warrant to
Purchase Warrants
--------------------------------------------------------------------------------------------------------------
Totals .........................                                              $11,308,105            $3,427
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the closing price per share of the Common Stock and Common Stock Purchase Warrants on the NASDAQ SmallCap Market on August 4, 1997 of $3.78 per share and $1.16 per Warrant, respectively.


                                      (iii)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      (iv)

                                     CROSS REFERENCE SHEET

                         BETWEEN ITEMS OF FORM S-3 AND THE PROSPECTUS


   Item
    No.                                                              Prospectus Caption or Page
    1       Forepart of the Registration Statement and               Facing Page; Cross-Reference Sheet;
            Outside Front Cover Page of Prospectus                   Outside Front Cover Page of
                                                                     Prospectus

    2       Inside Front and Outside Back Cover Pages                Inside Front and Outside Back Cover
            of Prospectus                                            Pages of Prospectus

    3       Summary Information, Risk Factors and                    Outside Front Cover Page of
            Ratio of Earnings to Fixed Charges                       Prospectus; Risk Factors

    4       Use of Proceeds                                          Use of Proceeds

    5       Determination of Offering Price                          *

    6       Dilution                                                 *

    7       Selling Security Holders                                 Selling Stockholders

    8       Plan of Distribution                                     Plan of Distribution

    9       Description of Securities to be Registered               *

    10      Interests of Named Experts and Counsel                   Legal Matters; Experts

    11      Material Changes                                         *

    12      Incorporation of Certain Information by                  Inside Front Cover Page of Prospectus
            Reference

    13      Disclosure of Commission Position on                     Item 17(a)
            Indemnification for Securities Act Liabilities


*        Not Applicable


                                                      (v)

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED AUGUST 6, 1997

PROSPECTUS
                          CLUCKCORP INTERNATIONAL, INC.

                      2,672,000 Shares of Common Stock Upon
                   Exercise of Common Stock Purchase Warrants,
                       257,280 Shares of Common Stock and
                     200,000 Common Stock Purchase Warrants


     This Prospectus covers the sale of an aggregate of 2,672,000 shares of the no par value common stock ("Common Stock") of CluckCorp International, Inc. (the "Company") comprised of (i) 2,300,000 shares upon exercise of Common Stock Purchase Warrants ("IPO Warrants") issued by the Company in its initial public offering ("IPO Offering") and (ii) 372,000 upon exercise of other common stock purchase warrants ("Purchase Warrants") issued by the Company together with
257,280 Shares of Common Stock previously issued upon exercise of Common Stock Purchase Warrants and 200,000 Common Stock Purchase Warrants issued to the Underwriter of the IPO Offering (the "Underwriter Warrants"). Each Underwriter Warrant entitles the holder to purchase one share of Common Stock at $4.00 per share at any time until July 9, 2001. The holders of these securities are collectively referred to as the "Selling Stockholders." See "Selling Stockholders." The Company will not receive any part of the proceeds from the sale of securities by the Selling Stockholders, although it will receive any funds tendered upon exercise of the IPO Warrants, the Purchase Warrants and the Underwriter Warrants (collectively referred to as the "Warrants").

     The Selling Stockholders may sell the Common Stock and Warrants from time to time directly or indirectly through designated agents in open market transactions, including block trades, on the NASDAQ SmallCap Market (the
"SmallCap Market"), in negotiated public or private transactions or in a combination of such methods of sale or through dealers or underwriters to be determined at the time of sale. To the extent required, the Common Stock or Warrants to be sold, the name of the Selling Stockholders, purchase price, offering price, the name of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer or sale will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the Selling Stockholders from sales of the Common Stock or Warrants will be the purchase price of the Common Stock or Warrants sold less the aggregate agents' commissions and underwriters' discounts, if any. All other distribution expenses of the offering will be paid by the Company. See "Plan of Distribution."

     The Selling Stockholders (excluding the holders of the IPO Warrants) and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock or Warrants may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Common Stock or Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock and Warrants are listed on the SmallCap Market under the symbols "ROTI" and "ROTIW," respectively. On August 4, 1997, the closing sales prices of the Common Stock and Warrants as reported on the SmallCap Market were $3.78 per share and $1.16 per Warrant, respectively.

     PURCHASE OF THE COMMON STOCK AND WARRANTS IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------

              The date of this Prospectus is               , 1997.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") under the 1933 Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates and on the Commission's Web site at http://www.sec.gov.

     The Company furnishes annual reports to its stockholders which include audited financial statements. The Company may also furnish quarterly financial statements to its stockholders and such other reports as may be authorized by its Board of Directors.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed or will be filed with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 29, 1996;

     (2) The Company's Quarterly Report on Form 10-QSB for the sixteen weeks ended April 20, 1997;

     (3) The Company's Quarterly Report on Form 10-QSB for the twelve weeks ended October 6, 1996;

     (4) The Company's Quarterly Report on Form 10-QSB for the twelve weeks ended July 14, 1996;

     (5) Proxy Statement for the Annual Meeting of Stockholders of the Company held April 30, 1997;

     (6)  Description   of  the  Common  Stock   contained   in  the   Company's
          Registration Statement on Form SB-2 declared effective under the Securities Act, on July 9, 1996; File Number 33-95796;

     (7) All other documents subsequently filed by the Company pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the 1934 Act.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus, in a supplement to this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this Prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written or oral requests for such copies should be directed to Joseph Fazzone, Chief Financial Officer, CluckCorp International, Inc.,1250 N.E. Loop 410, Suite 335, San Antonio, TX 78209, telephone (210) 824-2496.

                             BUSINESS OF THE COMPANY

     The Company owns, operates and franchises quick service restaurants under the "Harvest Rotisserie" name, which feature marinated oak-roasted rotisserie chicken, oak-roasted turkey breast, roast ham, meatloaf, an assortment of sandwiches and other fresh homestyle food items. Harvest Rotisserie restaurants (sometimes referred to as the "Restaurant(s)") emphasize rotisserie oak-roasted chicken, turkey and fresh homestyle side dishes consistent with what the Company believes to be (i) an increased consumer demand for take-home prepared foods,
(ii) an emphasis on lower fat foods such as chicken and turkey, and (iii) the popularity of homestyle cooking. Harvest Rotisserie side dishes include cold dishes such as coleslaws and salads and hot dishes such as baked beans, stuffing, corn, parsley potatoes, macaroni and cheese, steamed fresh vegetables, mashed potatoes and gravy, rice, creamed spinach, cheese rice and baked cinnamon apples. The Company maintains strict quality standards in purchasing, storing, preparing and serving its entrees, side dishes, desserts and other products.

     To date, the Company has opened three Restaurants in San Antonio, Texas (one of which is used as both a training facility and a public restaurant) and one Restaurant in Corpus Christi, Texas. The Company has also purchased nine restaurant properties in Florida, Indiana and North Carolina which were assigned to an area developer for conversion and operation as Harvest Rotisserie restaurants. The Company has executed leases or acquired property to develop five additional Restaurants in San Antonio and Houston, Texas, although it currently has funds to develop only three of these Restaurants. The Company's ability to develop the remaining two Restaurants is contingent upon it obtaining construction financing and equipment lease financing.

     The Company's executive offices are located at 1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209, telephone (210) 824-2496.

                                  RISK FACTORS

     Investors should carefully consider the following risk factors and other information contained in this Prospectus before making an investment in the Common Stock or Warrants. Information contained in this Prospectus includes "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results addressed by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results addressed in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results addressed in such forward-looking statements.

     Limited Operating History; Negligible Revenues; Ongoing Substantial Operating Losses. The Company has a limited operating history (commencing in June 1993) upon which potential investors may base an evaluation of its performance. The Company has operated at a loss since inception and has accumulated a deficit of $4,374,354 at April 20, 1997. For the sixteen weeks ended April 20, 1997 and the fiscal years ended December 29, 1996, and December 31, 1995, the Company reported revenues of $446,994, $263,892 and $276,678 and net losses of $797,558, $2,011,254 and $924,483, respectively. There can be no assurance that the Company's operations will become profitable or that revenues will increase. The Company's operating expenses are expected to increase due to its expansion plans and, accordingly, it is anticipated that the Company will incur additional losses unless revenues from additional Restaurants or franchise fees offset ongoing operating and expansion costs, of which there can be no assurance. The likelihood of the Company's success must be considered in light of the problems, experiences, difficulties, complications and delays frequently encountered in connection with the operation and development of a new business.

     Four Restaurants in Operation; Operating Losses; Uncertainty of Market Acceptance. The Company has only four Restaurants in operation (excluding nine restaurant properties it purchased for conversion to Harvest Rotisserie restaurants and subsequently assigned to an area developer for operation) one of which is being used both as a training facility and a public restaurant. This Restaurant has operated at a loss since opening in January 1994, and the Company believes that at least two of its remaining three Restaurants are also currently operating at a loss. The Company has not conducted any formal market studies regarding its Harvest Rotisserie concept in Texas or any other markets and has engaged in limited marketing activities.

     Achieving consumer awareness and market acceptance for its Restaurants, particularly as the Company seeks to penetrate new markets, will require substantial efforts and expenditures by the Company. There can be no assurance that the Restaurants will achieve market acceptance.

     Potential Adverse Effect of Shares Issuable Upon Exercise of Stock Options and Shares Eligible for Future Sale. The Company had 2,366,030 shares of Common Stock outstanding as of April 20, 1997, and has reserved for issuance an aggregate of 8,849,000 shares of Common Stock upon exercise of outstanding stock options and warrants including shares underlying the IPO Warrants, the Purchase Warrants and the Underwriter's Warrants which are being registered hereby. An aggregate of 1,000,000 shares issued in the Company's initial public offering ("IPO"), and 5,400,000 shares issuable upon conversion of Preferred Stock and Preferred Stock issuable upon exercise of the Preferred Stock Warrants issued in a subsequent public offering in June 1997 have been previously registered. Also, 540,000 shares issuable upon conversion of the Representative's Preferred Stock Warrants are subject to demand registration rights. Finally, a total of 990,000 shares of the Company's Common Stock outstanding have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), are "restricted securities" but may be sold at any time under Rule 144 of the Securities Act. Exercise of the options and warrants could dilute the Company's net tangible book value and/or prove to be a hindrance to future financing. The holders of such optional warrants may exercise them at a time when the Company might otherwise be able to obtain additional equity capital on terms more favorable to the Company. Considering the current trading volume of the Common Stock and the number of shares outstanding, the shares currently available for resale are expected to have a significant depressive effect on the market price of the Common Stock.

     Dependence Upon Area Developers. The Company intends to acquire restaurant properties to be subleased to and operated by area developers after conversion to Harvest Rotisserie restaurants. The Company has and will continue to acquire restaurant properties, sublease the properties to area developers (if area developers are obtained by the Company) and provide funds (if funds are available to the Company) to the area developers to convert the properties to Harvest Rotisserie restaurants and for initial working capital. The Company will then seek to recoup its costs through royalty payments and loan repayments from the area developers. If the Company is unable to attract area developers willing to operate the restaurant properties or if the area developers are unsuccessful in the operation of the restaurant properties, the Company may be unable to recoup any or all of its investments in the properties and would also be liable on leases it executed with the property owners. In such event, the Company's financial condition and results of operations would be severely adversely affected.

     Adverse Affect of Area Developer Operating Losses. A number of civil actions have recently been filed against Boston Market alleging, among other things, that the operating losses of Boston Market area developers should have been reflected in Boston Market's financial statements or investors should otherwise have been advised of the existence and scope of such area developer losses, because Boston Market financed the operations of these area developers. The Company has entered into similar arrangements with an area developer who acquired nine restaurants from the Company for conversion to Harvest Rotisserie restaurants, in the states of Florida, Indiana and North Carolina. Accordingly, should this area developer or future area developers suffer operating losses, the Company may be required to reflect in its financial statements all or a portion of such losses. The reflection of area developer losses in the Company's financial statements could significantly and adversely affect the Company's results of operations which, in turn, may adversely affect the market price of its Common Stock and the Company's ability to fund its operations on an ongoing basis in the future.

     Intense Competition. The food service industry is intensely competitive with respect to food quality, concept, location, service and price. There are many well-established food service competitors with substantially greater financial and other resources than the Company and with substantially longer operating histories. The Company competes with takeout food service companies, fast-food restaurants, casual full-service dine-in restaurants, delicatessens, cafeteria-style buffets and prepared food stores, as well as with supermarkets and convenience stores. The number of rotisserie-roasted chicken establishments and the number of national restaurant chains, fast-food and grocery stores offering rotisserie-roasted chicken and other homestyle food products have increased in the past few years, providing direct competition for customers and resulting in the sale or closing of a number of rotisserie-roasted chicken establishments including establishments operated by some of the larger franchise chains. Moreover, other national restaurant chains could introduce new restaurants similar to Harvest Rotisserie.

     Change of Management. Since August 1996, the Company's Chief Executive Officer (who was also a director of the Company) and two of its outside directors have resigned. Although the Company has added two new executive officers and replaced the two directors who resigned, a lack of management continuity may adversely affect the Company's operations in the near future.

     Risks Associated with the Food Service Industry. Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number, and location of competing restaurants. Multi-unit food service chains may also be affected by publicity resulting from poor food quality, illness, injury, or other health concerns or operating issues stemming from individual restaurants. Dependence upon frequent deliveries of fresh produce also subjects food service businesses such as the Company to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of food ingredients. In addition, factors such as inflation, increased food, labor and employee benefits costs, regional weather conditions and the limited availability of experienced management and hourly employees may also adversely affect the food service industry in general and the Company's results of operations and financial condition in particular.

     Risks Associated With Expansion. The Company intends to open additional Company-owned Restaurants. Developing additional Restaurants will be dependent upon, among other things, market acceptance for the Company's Harvest Rotisserie concept, the availability of suitable Restaurant sites, timely development and construction of the Restaurants, the hiring of skilled management and other personnel, the Company's general ability to successfully manage growth (including monitoring Restaurants, controlling costs and maintaining effective quality controls), the availability of adequate financing and the Company's ability to attract and retain qualified franchisees. In the case of franchised restaurants, the Company will also be substantially dependent upon the management skills of its franchisees. The Company operates only four restaurants, and ongoing losses reported by these Restaurants or losses incurred by future Restaurants developed by the Company would have an adverse effect upon the Company's financial condition and results of operations.

     Need for Additional Capital; Unallocated Offering Proceeds. In order to develop additional Restaurants, the Company will have an ongoing need for additional capital. The Company has no commitments or arrangements to obtain any additional capital, and no assurances can be given that such capital will be available on terms satisfactory to the Company, if at all. The Company's ability to open at least two Restaurants for which leases have been executed is contingent upon the Company's ability to obtain construction financing and equipment lease financing for such Restaurants. If it is unable to obtain such financing, the Company will be required to delay the opening of these two or other Restaurants.

     Importance of Attracting Competent Area Developers and Franchisees. The Company's future success will be dependent upon its ability to attract and retain Restaurant area developers and franchisees and the manner in which Restaurant franchisees operate, develop and promote their Restaurants. There can be no assurance that franchisees will have the business abilities or access to financial resources necessary to open the Restaurants required by their franchise agreements or that they will operate their Restaurants in a manner consistent with the Company's concept and standards. The Company competes for qualified franchisees with multinational fast-food chains, national and regional restaurant chains and other regional and local restaurant franchisors. Many restaurant franchisors have greater market recognition and greater financial, marketing and human resources than the Company.

     Adverse Effect of Government Regulation; Franchise Risks. The restaurant industry is subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and those relating to building and zoning requirements. The Company and future franchisees are also subject to laws relating to employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. In addition, the Company is subject to regulation by the Federal Trade Commission and must comply with many state laws which govern the offer, sale and termination of franchises. Compliance with such laws is time-consuming and expensive, and failure to comply could result in the Company being unable to offer franchises and could subject the Company to significant liability to franchisees. Developing a franchise program is costly and requires a significant amount of ongoing management effort. The failure to obtain or retain food licenses or approvals to sell franchises or an increase in the minimum wage rate, employee benefits costs (including costs associated with mandated health insurance coverage), or other costs associated with employees, could adversely affect the operations of the Company and its franchisees.

     Limited Menu. The Company's Harvest Rotisserie restaurants have limited menus with chicken and turkey products accounting for a majority of sales. A decline in consumer demand for poultry products or increased chicken or turkey prices would have an adverse effect on the Company's operations. In addition, the Company could be affected by health-related concerns, such as fear of bacterial infection, relating to poultry. If the Company seeks to expand its menu selections, there can be no assurance that new menu selections will achieve market acceptance.

     Competitors Offer Discount Pricing. A number of quick service restaurant companies (including chicken restaurants) have recently experienced lower growth rates and declines in average sales per restaurant, in response to which certain of these companies have adopted discount pricing strategies. Such strategies could have the effect of drawing customers away from companies which do not engage in discount pricing and could negatively impact the operating margins of other competitors who do attempt to match these discount prices.

     Possible Inadequacy of General Liability and Commercial Insurance; Product Liability Insurance. Although the Company carries general liability, product liability and commercial insurance of up to $2,000,000, there can be no assurance that its coverage will be adequate to protect it against general, commercial or product liability claims. Any general, commercial or product liability claim which is not covered by such policy, or is in excess of the limits of liability of such policy, could have a material adverse effect on the financial condition of the Company. There can be no assurance that the Company will be able to maintain its insurance on reasonable terms.

     No Assurance of Trademark and Service Mark Protection; Limited Exclusivity. The Company believes that its Harvest Rotisserie and Cluckers names, trademarks and service marks ("Marks") have value and are important to the marketing of its Restaurants and products. There can be no assurance, however, that the Company's Marks do not or will not violate the propriety rights of others, that the Company's Marks would be upheld if challenged or that the Company would not otherwise be prevented from using its Marks. The Company has registered with the United States Patent Office its Harvest Rotisserie name and service mark. The Company's exclusive right to the Cluckers Marks is limited in the United States to the state of Texas. There can be no assurance that the Company will obtain sufficient protection for its Marks or that it will have the financial resources to enforce or defend its Marks.

     Dependence Upon Qualified Personnel and Executive Officers. The Company's operations depend in part upon its ability to retain and hire qualified personnel and the continued services of its executive officers. The loss of services of any of the Company's executive officers, whether as a result of death, disability or otherwise, could have a material adverse effect upon the Company's operations. The Company does not have employment agreements with any of its executive officers or employees (except Mr. Gallagher) and does not carry key person insurance on any of their lives.

     No Dividends on Common Stock; Dilution Caused by Issuance of Common Stock to Pay Preferred Stock Dividends. The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends in the foreseeable future. The Company plans to retain earnings, if any, to finance the development and expansion of its business.

     Potential Adverse Effect of "In the Money" Warrants. The IPO Warrantholders may purchase up to 2,300,000 shares of Common Stock at $4.00 per share, which is considered to be "in the money" because the exercise price is below the current market price of the Common Stock. Accordingly, the exercise of the IPO Warrants may have a depressive effect upon the market price of the Common Stock by significantly increasing the number of shares outstanding.

     Maintenance Criteria for The NASDAQ SmallCap Market Securities. The National Association of Securities Dealers, Inc. ("the NASD"), which administers The NASDAQ SmallCap Market, sets the criteria for continued eligibility on The NASDAQ SmallCap Market. In order to continue to be included on The NASDAQ SmallCap Market, a company must maintain $2 million in total assets, a $200,000 market value of its public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers, at least 300 holders of the Common Stock and a minimum bid price of $1 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion in The NASDAQ SmallCap Market if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus. New regulations recently proposed by NASDAQ significantly increase the requirements for continued NASDAQ SmallCap listing. The Company's failure to meet these maintenance criteria in the future or future maintenance requirements imposed by The NASDAQ SmallCap Market may result in the discontinuance of the inclusion of its securities in The NASDAQ SmallCap Market. In such event, trading, if any, in the securities may then continue to be conducted in the non-NASDAQ over-the-counter market in what are commonly referred to as the electronic bulletin board and the "pink sheets."

     As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities. In addition, the Company would be subject to Rule 15g (the "Rule") promulgated under the Exchange Act, which imposes various sales practice requirements on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the Purchaser and have received the  Purchaser's  written  consent to the  transactions  prior to sale.
Consequently,   the  Rule  may  have  an  adverse   effect  on  the  ability  of
broker-dealers to sell the securities, which may affect the ability of Purchasers in the Offering to sell the securities in the secondary market. The NASD recently proposed significantly more stringent maintenance requirements which require $2 million in net tangible assets, 500,000 shares in the public float and elimination of the exception to the $1 per share bid price requirement. Should these new maintenance requirements be adopted, it will be progressively more difficult for the Company to remain on NASDAQ.

     Disclosure Related to Penny Stocks. The Commission has adopted rules that define a "penny stock" as equity securities priced at under $5.00 per share which are not listed for trading on The NASDAQ SmallCap Market (unless (i) the issuer has a net worth of $2,000,000 if in business for more than three years or $5,000,000 if in business for less than three years or (ii) the issuer has had average annual revenues of $6,000,000 for the prior three years. In the event that any of the Company's securities are characterized in the future as penny stock, broker-dealers dealing in the securities will be subject to the disclosure rules for transactions involving penny stocks which require the broker-dealer among other things to (i) determine the suitability of purchasers of the securities and obtain the written consent of Purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional burdens imposed upon broker-dealers may discourage them from effecting transactions in penny stocks, which could reduce the liquidity of the securities offered hereby.

     Stockholder Approval Not Required for Issuance of Preferred Stock; Prevention of Change in Control. The authorized capital stock of the Company includes 5,000,000 shares of Preferred Stock (of which 1,000,000 Shares are currently outstanding), which may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions thereof, as are determined by resolution of the Board of Directors of the Company without approval of the Company's common stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by  stockholders  and could  adversely  affect  the  rights  and  powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of Preferred Stock could depress the market price of the Common Stock.

     Limitation on Directors' Liability. The Company's Articles of Incorporation provide for substantial limitations on the liability of the Company's directors to its stockholders for monetary damages.

     Possible Volatility of Securities Prices. The market price of the Company's Common Stock has been highly volatile and may continue to be volatile in the future. Factors such as the Company's operating results or public announcements by the Company or its competitors may have a significant effect on the market price of the Company's securities. In addition, market prices for securities of many small capitalization companies have experienced wide fluctuations in response to variations in quarterly operating results, general economic indicators and other factors beyond the control of the Company. The registration of the securities offered hereby could increase the volatility of the Common Stock by increasing the number of shares of publicly traded Common Stock outstanding.

                                 USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of Common Stock by the Selling Stockholders, although it will receive any funds tendered upon exercise price of the Warrants, which will be added to the Company's working capital.

                              SELLING STOCKHOLDERS

     This Prospectus covers the sale of an aggregate of 2,672,000 shares of Common Stock comprised of (i) 2,300,000 shares upon exercise of Common Stock Purchase Warrants ("IPO Warrants") issued by the Company in its initial public offering ("IPO Offering") and (ii) 372,000 shares upon exercise of other common stock purchase warrants ("Purchase Warrants") issued by the Company together with 257,280 shares of Common Stock ("Shares") previously issued upon exercise of common stock purchase warrants and 200,000 Common Stock Purchase Warrants issued to the Underwriter of the IPO Offering (the "Underwriter Warrants"). Each Warrant entitles the holder to purchase one share of Common Stock at $4.00 per share at any time until July 9, 2001. The holders of these securities are collectively referred to as the "Selling Stockholders." The Company will not receive any part of the proceeds from the sale of securities by the Selling Stockholders, although it will receive any funds tendered upon exercise of the IPO Warrants, the Purchase Warrants and the Underwriter Warrants (collectively referred to as the "Warrants").

     The 2,300,000 Warrants are estimated by the Company to be held by over 100 beneficial IPO Warrantholders who acquired the securities in the Company's IPO Offering or in the aftermarket and are not listed below. Set forth below are the names of all other Selling Stockholders (none of whom are officers, directors or principal stockholders of the Company), the number of Purchase Warrants, Underwriter Warrants and/or underlying shares of Common Stock owned by each
Selling   Stockholder  as  of  this  date,  the  number  of  Purchase  Warrants,
Underwriter Warrants and/or underlying shares of Common Stock which may be offered by the Selling Stockholders pursuant to this Prospectus, and the number of securities to be owned by each Selling Stockholder upon completion of the offering. All securities are owned beneficially and of record. The address of each Selling Stockholder is in care of the Company at 1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209. The underlying Common Stock and Warrants listed below may be offered for sale by the Selling Stockholders from time to time in open market transactions at prevailing market prices and at customary commission rates. See "Plan of Distribution."



                                                                                                     Number of
                                                                                                     Securities
                                                                                                       to be
                                      Number of Securities                  Number of                  Owned
    Number of Selling                  Owned Prior to the                Securities Being            After the
       Stockholder                          Offering                         Offered                  Offering
       -----------                          --------                         -------                  --------
Global Equities, Inc.               200,000 Underwriter                200,000 Underwriter               -0-
                                    Warrants and 300,000               Warrants and 300,000
                                    Shares upon exercise of            Shares upon exercise
                                    the Underwriter Warrants           of  the Underwriter
                                    and Purchase Warrants              Warrants and
                                                                       Purchase Warrants

Paul Bourke                         20,000 Shares                      20,000 Shares                     -0-

George Bruce                        4,000 Shares                       4,000 Shares                      -0-

Larry Bowman                        6,000 Shares Upon                  6,000 Shares Upon                 -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants

Robert Jones                        20,000 Shares                      20,000 Shares                     -0-

Jeffrey Morehouse                   10,000 Shares Upon                 10,000 Shares Upon                -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants

Robert Presinger                    20,000 Shares Upon                 20,000 Shares Upon                -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants

Henry H. Salzarulo                  20,000 Shares Upon                 20,000 Shares Upon                -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants

Richard Wagner                      30,480 Shares                      30,480 Shares                     -0-

William R. Bennett                  5,000 Shares                       5,000 Shares                      -0-

James R. Clayton                    4,000 Shares                       4,000 Shares                      -0-

Brian Cosner                        4,000 Shares Upon                  4,000 Shares Upon                 -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants
                                                         13

Robert J. Dillon, Jr.               9,800 Shares                       9,800 Shares                      -0-

William Downey                      4,000 Shares Upon                  4,000 Shares Upon                 -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants
Don Drews, Sr.                      10,000 Shares                      10,000 Shares                     -0-

Norman Glatzes                      10,000 Shares                      10,000 Shares                     -0-

Michael Grear                       10,000 Shares                      10,000 Shares                     -0-

James Jacobazzi                     2,000 Shares Upon                  2,000 Shares Upon                 -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants
Robert A. Jones                     7,200 Shares                       7,200 Shares                      -0-

James P. Lighthizer                 2,000 Shares Upon                  2,000 Shares Upon                 -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants
William F. Mahon                    10,000 Shares                      10,000 Shares                     -0-

Bruce McGill                        4,000 Shares Upon                  4,000 Shares Upon                 -0-
                                    Exercise of Purchase               Exercise of Purchase
                                    Warrants                           Warrants

Stanley G. Morton                   10,000 Shares                      10,000 Shares                     -0-

Lyle Priddy                         7,200 Shares                       7,200 Shares                      -0-


Edward P. Rindler                   6,000 Shares                       6,000 Shares                      -0-

David Robins                        4,000 Shares                       4,000 Shares                      -0-

Robert J. Rynarzewski               4,000 Shares                       4,000 Shares                      -0-

Dieter F. Schulz                    6,000 Shares                       6,000 Shares                      -0-

Mike Staszak                        4,000 Shares                       4,000 Shares                      -0-

Robert B. Stoltz                    10,000 Shares                      10,000 Shares                     -0-

Richard Wagner                      53,600 Shares                      53,600 Shares                     -0-

John Wilhide                        2,000 Shares                       2,000 Shares                      -0-

Bhaguan Vaghani                     10,000 Shares                      10,000 Shares                     -0-

                              PLAN OF DISTRIBUTION

     The Common Stock underlying the IPO Warrants, Purchase Warrants and Underwriter Warrants (collectively, the "Warrants") and the Common Stock and Underwriter Warrants may be sold from time to time by the Selling Stockholders in open market transactions, including block trades on the SmallCap Market, in negotiated public or private transactions or in a combination of such methods of sale. Alternatively, the Selling Stockholders may from time to time upon exercise or conversion offer the Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Common Stock or Warrants for whom they may act as agent. The Selling Stockholders (excluding the holders of the IPO Warrants) and any such underwriters, dealers or agents that participate in the distribution of the Common Stock or Warrants may be deemed to be underwriters, and any profit on the sale of the Common Stock or Warrants by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of the Common Stock or Warrants is made, to the extent required, a prospectus supplement will be distributed that will set forth the aggregate amount of Common Stock or Warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to purchasers. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby, although it will receive any funds tendered upon exercise of the Warrants, which will be added to the Company's working capital. All of the distribution expenses of the offering (other than sales commissions and discounts) will be paid by the Company.

     The Common Stock and Warrants may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

     The Company has agreed to indemnify in certain circumstances the Selling Stockholders (excluding the holders of the IPO Warrants) and any underwriter, selling brokers, dealer managers or similar persons who participate in the distribution of the Common Stock, if any, and certain persons related to the foregoing persons, against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders (excluding the holders of the IPO Warrants) have agreed to indemnify in certain circumstances the Company and certain persons related to the Company against certain liabilities, including liabilities under the Securities Act.

         In order to comply with certain states' securities laws, if applicable, the Common Stock and Warrants will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

     Gary A. Agron, Englewood, Colorado, has acted as counsel to the Company in connection with the offering.

                                     EXPERTS

     The financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 29, 1996 which are incorporated by reference in the Registration Statement of which this Prospectus forms a part, have been audited by Akin, Doherty, Klein & Feuge, P.C., independent auditors, as stated in their report appearing therein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

========================================  ======================================
No dealer,  salesman or other person has
been  authorized to give any information
or to  make  any  representations  other
than  contained  in this  Prospectus  in
connection  with the Offering  described
herein,  and  if  given  or  made,  such
information or representations  must not
be relied upon as having been authorized
by the Company. This Prospectus does not
constitute  an  offer  to  sell,  or the          2,672,000 Shares of
solicitation  of an  offer  to buy,  the      Common Stock Upon Exercise of
securities  offered hereby to any person     Common Stock Purchase Warrants,
in any  state or other  jurisdiction  in    257,280 Shares of Common Stock and
which such offer or solicitation is 200,000 Common Stock Purchase Warrants unlawful. Neither the delivery of this
Prospectus nor any sale hereunder shall,
under  any  circumstances,   create  any
implication   that  there  has  been  no
change  in the  affairs  of the  Company       CLUCKCORP INTERNATIONAL, INC.
since the date hereof.

                                    Page
                                    ----

Available Information..............    2
Incorporation of Certain
  Documents by Reference...........    2            ---------------
Business of the Company............    4
Risk Factors.......................    5               PROSPECTUS
Use of Proceeds....................   12
Selling Stockholders...............   12            ---------------
Plan of Distribution...............   15
Legal Matters......................   16
Experts............................   16





                                                               , 1997
                                                  -------------



========================================   =====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          Other Expenses of Issuance and Distribution.(1)

                  SEC Registration Fee.............................   $    3,427
                  Printing Expenses................................        2,000
                  Legal Fees and Expenses..........................       15,000
                  Accounting Fees..................................        1,000
                  Miscellaneous Expenses...........................        3,573
                                                                        --------
                  TOTAL............................................      $25,000

(1) All expenses are estimated except the SEC Registration fee.

ITEM 15. Indemnification of Directors and Officers.
         -----------------------------------------

     Article Eleven of the Registrant's Articles of Incorporation provides as follows:

     "Section 1. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding ("Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Act against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of the final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

     Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or other arrangements on behalf of any person who is or was a director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eleven or the Act."

ITEM 16.          Exhibits.

         (a)      Exhibits

             Exhibit No.                   Title


               2.01    Articles of Incorporation of the Registrant as amended(1)

               2.02    Bylaws of the Registrant (1)

               5.03    Opinion of Gary A. Agron (including consent)

              23.14    Consent of Gary A. Agron (See 5.03, above)

              23.15    Consent of Akin, Doherty, Klein & Feuge, P.C.


(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, file number 33-95796, declared effective on July 9, 1996.

ITEM 17. Undertakings.
         ------------

     The Registrant hereby undertakes:

     (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

     (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas, on ___________, 1997.



                                         CLUCKCORP INTERNATIONAL, INC.


                                         By /s/ William J. Gallagher
                                            ------------------------------------
                                                William J. Gallagher
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                                       Title                                Date
         ---------                                       -----                                ----
                                               Chairman of the Board of                            , 1997
By:  /s/ William J. Gallagher                  Directors and Chief Executive             --------
     ------------------------------            Officer
William J. Gallagher

                                                                                                    , 1997
By:  /s/ Larry F. Harris                       President and Director
    -------------------------------                                                      --------
Larry F. Harris


By:  /s/ Sam Bell Steves Rosser                Vice President - development,                        , 1997
    -------------------------------            Treasurer and Director                    --------
Sam Bell Steves Rosser

By:  /s/ Michael M. Hogan                      Director                                             , 1997
    -------------------------------                                                      --------
Michael M. Hogan

By:  /s/ Theodore M. Heesch                    Director                                             , 1997
     ------------------------------                                                      --------
Theodore M. Heesch

By:  /s/ Joseph Fazzone                        Chief Financial Officer and                          , 1997
    -------------------------------            Principal Accounting Officer              --------
Joseph Fazzone


                                  EXHIBIT INDEX


Exhibit No.                Title
-----------                -----

5.03              Opinion of Gary A. Agron (including consent)

23.14             Consent of Gary A. Agron (See 5.03, above)

23.15             Consent of Akin, Doherty, Klein & Feuge, P.C.